Exhibit 107

Calculation of Filing Fee Table
Form S-3
(Form Type)
Aprea Therapeutics, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount to be registered	Proposed maximum offering price per unit	Maximum Aggregate Offering Price	Fee Rate	Amount of registration fee
Fees to Be Paid	Equity	Common Stock, par value $0.00033 per share	457(o)	(1)	(2)	(3)	$0.00014760
	Equity	Preferred Stock, par value $0.00033 per share	457(o)	(1)	(2)	(3)	$0.00014760
	Debt	Debt Securities	457(o)	(1)	(2)	(3)	$0.00014760
	Other	Warrants	457(o)	(1)	(2)	(3)	$0.00014760
	Other	Rights to purchase common stock, preferred stock, debt securities or units	457(o)	(1)	(2)	(3)	$0.00014760
	Other	Units	457(o)	(1)	(2)	(3)	$0.00014760
	Unallocated (Universal) Shelf		457(o)	(1)	(2)	$150,000,000	$0.00014760	$22,140(4)
				Total Offering Amounts		$150,000,000	$0.00014760	$22,140(4)
				Total Fees Previously Paid
				Total Fee Offsets
				Net Fee Due				$22,140(4)

(1)	The amount to be registered consists of up to $150,000,000 of an indeterminate amount of common stock, preferred stock, debt securities, warrants, units, and/or rights to purchase common stock, preferred stock, debt securities, or units. There is also being registered hereunder such currently indeterminate number of (i) shares of common stock or other securities of the registrant as may be issued upon conversion of, or in exchange for, convertible or exchangeable debt securities and/or preferred stock registered hereby, or (ii) shares of preferred stock, common stock, debt securities or units as may be issued upon exercise of warrants registered hereby, as the case may be. Any securities registered hereunder may be sold separately or as units with the other securities registered hereunder.
(2)	The proposed maximum aggregate offering price per unit will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder.
(3)	Estimated solely for purposes of computing the registration fee. No separate consideration will be received for (i) common stock or other securities of the registrant that may be issued upon conversion of, or in exchange for, convertible or exchangeable debt securities and/or preferred stock registered hereby, or (ii) preferred stock, common stock, debt securities or units that may be issued upon exercise of warrants registered hereby, as the case may be.
(4)	The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act.